Exhibit 99.1

THE HOUSTON EXPLORATION COMPANY Press Release

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Houston Exploration’s Major Shareholder -
KeySpan Corporation — Offers Common Stock

Houston, Texas – November 19, 2004 – The Houston Exploration Company (NYSE:THX) announced today that KeySpan Energy Development Corporation, an indirect wholly-owned subsidiary of KeySpan Corporation (NYSE:KSE), is offering all of its remaining 6,580,392 shares of common stock of Houston Exploration in a public offering. Houston Exploration will not receive any proceeds from the sale of KeySpan Corporation’s shares in the offering.

All shares will be offered by KeySpan Corporation under Houston Exploration’s effective shelf registration statement filed with the Securities and Exchange Commission in March 2004. The shares will be offered to the public at $56.25 per share. Morgan Stanley & Co. Incorporated is the sole manager for the offering.

A registration statement related to the public offering has been filed with and declared effective by the Securities and Exchange Commission, and a prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement relating to the offering may be obtained from the offices of Morgan Stanley & Co. Incorporated, Attention Prospectus Department, 1585 Broadway, New York, NY 10036.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Rocky Mountains, the Arkoma Basin, and offshore in the shallow waters of the Gulf of Mexico. Additional production is located in East Texas. For more information, visit the company’s website at www.houstonexploration.com.

KeySpan Corporation, a member of the Standard & Poor’s 500 Index, is the largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New Hampshire under the KeySpan Energy Delivery service company. For more information, visit the company’s website at www.keyspanenergy.com.

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Contact:	The Houston Exploration Company Melissa Reynolds 713-830-6887 mreynolds@houstonexp.com

KeySpan Corporation George Laskaris 718-403-2526 glaskaris@keyspanenergy.com

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this news release are forward-looking statements and reflect our current expectations and are based on current available information. The expected consummation of the offering and all other future statements constitute forward-looking statements. The words “expect,” “will,” and similar expressions are intended to identify forward-looking statements. The expectations in this news release regarding the consummation of an offering rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from those anticipated as of the date of this news release. While we believe the assumptions concerning future events are reasonable, there are inherent difficulties in predicting certain important factors that could impact future performance. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things, stock price volatility and other difficulties related to the offering, failure to satisfy conditions precedent to the offering, reserve replacement risks, drilling risks, and other factors inherent in the exploration for and production of natural gas and crude oil. These factors, when applicable, are discussed in our filings with the Securities and Exchange Commission, copies of which are available to the public. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.